Exhibit 99.1

NEWS RELEASE

FlexShopper, Inc. Reports

2024 Fourth-Quarter and Year-End Financial Results

Ongoing DTC and B2B growth strategies drove a 19.5% year-over-year increase in annual revenue

Operating income for 2024 increased 66% to $22.8 million, and adjusted EBITDA increased 43.1% to $33.3 million, as a result of higher revenue, controlled expenses and favorable asset quality

Boca Raton, Fla., -- April 23, 2025 -- FlexShopper, Inc. (Nasdaq: FPAY) (“FlexShopper”), a leading national online lease-to-own (“LTO”) retailer and payment solution provider for underserved consumers, today announced its unaudited financial results for the quarter and full year ended December 31, 2024.

Russ Heiser, Jr, Chief Executive Officer, stated, “As expected, 2024 was a transformative year for FlexShopper highlighting the successful technology investments we made over the past two years and the progress of our DTC and B2B growth strategies. During 2024, we grew our market share and expanded FlexShopper’s LTO offerings to 7,900 locations, a ~250% increase. In addition, 2024 was the first year of our retail revenue strategy on our flexshopper.com marketplace, which added incremental revenues and profits to our model. The success of our growth strategies generated $22.8 million of operating income, a 66% year-over-year increase.

“We pursued opportunities that leverage our expanding financial performance to improve our balance sheet. This included raising $12.2 million in proceeds since the beginning of November 2024 through the beginning of 2025 through our previously mentioned rights offering. We continue to look for strategic opportunities to repurchase 91% of our series 2 convertible preferred stock at a 50+% discount to its liquidation preference, which we believe will be highly accretive to FlexShopper’s common shareholders,” Mr. Heiser continued.

“We expect our growth strategies to continue to drive positive momentum in 2025, and for the first quarter of 2025, lease originations increased 49.7%, relative to the same period in 2024.. In addition, we believe profitability will improve further in 2025 as we benefit from higher sales on flexshopper.com, stable operating expenses and credit quality, and the contribution of payments on leases that were originated in 2024,” concluded Mr. Heiser.

Results for the Fourth Quarter Ended December 31, 2024 (unaudited) vs. the Fourth Quarter Ended December 31, 2023 (unaudited):

●	Total lease funding approvals increased 65.6% to $142.4 million from $86 million

●	Total revenues increased 17.3% to $35.5 million from $30.3 million

●	Gross profit increased 29.8% to $20.4 million from $15.7 million

●	Gross profit margin increased from 52% to58%

●	Operating income of $5.8 million, compared with operating income of $5.6 million

●	Adjusted EBITDA(1) increased by 5.7% to $8.6 million from $8.2 million

●	Net loss attributable to common stockholders of ($1.9) million, or ($0.09) per diluted share, compared to net loss attributable to common stockholders of ($715) thousand or ($0.03) per diluted share

Results for the Twelve Months Ended December 31, 2024 (unaudited) vs. the Twelve Months Ended December 31, 2023:

●	Total lease funding approvals increased 79.3 % to $382.8 million from $213.5 million

●	Total revenues increased 19.5% to $139.8 million from $117.0 million

●	Gross profit increased 40.3% to $76.7 million from $54.7 million

●	Gross profit margin increased from 47% to 55%

●	Operating income of $22.8 million, compared with operating income of $13.7 million

●	Adjusted EBITDA(1) increased 43.1% to $33.3 million, compared to $23.2 million

●	Net loss attributable to common stockholders of ($4.7) million, or ($0.22) per diluted share, compared to net loss attributable to common stockholders of ($8.3) million, or ($0.38) per diluted share

(1)	Adjusted EBITDA is a non-GAAP financial measure. Refer to the definition and reconciliation of this measure under “Non-GAAP Measures”.

2025 Forward Guidance

FlexShopper remains committed to executing its strategic plan, which centers on scaling its lease and loan business while maintaining strong asset performance and capitalizing on the growing opportunity within the online retail space. This strategy has already begun to deliver meaningful results.

Throughout 2024, FlexShopper achieved consistent year-over-year revenue growth, driven by improving asset quality and a reduction in bad debt. Additionally, FlexShopper enhanced product margins, which has had a material positive impact on its income statement. FlexShopper is also realizing operating leverage across both marketing and general expenses, contributing to improved overall efficiency.

As a result of these disciplined efforts, the company generated significant year-over-year EBITDA growth in 2024. Building on this momentum, FlexShopper anticipates continued progress in 2025, with the following performance expectations:

●	2025 full year gross profit between $90 million and $100 million which is a 17% to 30% increase from 2024

●	2025 full year adjusted EBITDA of $40 million to $45 million which is a 20% to 35% increase from 2024

10-K Filing and Nasdaq Compliance

FlexShopper plans to issue audited financial results as soon as we have completed our review of our consolidated financial statements. As a result of the delay in the completion of our consolidated financial statements, the Company received a notification from Nasdaq on April 17, 2025 that it is no longer in compliance with Nasdaq’s listing rules. The Company intends to file the Form 10-K as soon as practicable and, if necessary, to submit a plan with Nasdaq to regain compliance. If Nasdaq accepts the Company's plan, then Nasdaq may, at its discretion, grant the Company up to 180 days from the prescribed due date for filing the Form 10-K, or until October 13, 2025, to regain compliance. This notification has no immediate effect on the listing of the Company's common stock on Nasdaq.

About FlexShopper

FlexShopper, Inc. is a leading national financial technology company that offers innovative payment options to consumers. FlexShopper provides a variety of flexible funding options for underserved consumers through its direct-to-consumer online marketplace at Flexshopper.com and in partnership with merchants both online and at brick-and-mortar locations. FlexShopper’s solutions are crafted to meet the needs of a wide range of consumer segments through lease-to-own and lending products.

Forward-Looking Statements

The consolidated financial statements and related information contained in this press release for the year ended December 31, 2023, are audited. For the year ended December 31, 2024, they are unaudited and, although we believe they accurately reflect the values of each item, no assurance thereof can be given, or that our independent registered accounting firm may not adjust one or more of such values to be set forth in our completed 2024 audited consolidated financial statements. Grant Thornton LLP has not audited or reviewed, in accordance with standards established by the Public Company Accounting Oversight Board, any of the 2024 financial or other information contained in this press release.

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate,” or other comparable terms. Examples of forward-looking statements include, among others, statements we make regarding expectations of lease originations, the expansion of our lease-to-own program; expectations concerning our partnerships with retail partners; investments in, and the success of, our underwriting technology and risk analytics platform; our ability to collect payments due from customers; expected future operating results and expectations concerning our business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: our ability to obtain adequate financing to fund our business operations in the future; the failure to successfully manage and grow our FlexShopper.com e-commerce platform; our ability to maintain compliance with financial covenants under our credit agreement; our dependence on the success of our third-party retail partners and our continued relationships with them; our compliance with various federal, state and local laws and regulations, including those related to consumer protection; the failure to protect the integrity and security of customer and employee information; and the other risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. The forward-looking statements made in this release speak only as of the date of this release, and FlexShopper assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

FLEXSHOPPER, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

	December 31, 2024	December 31, 2023

ASSETS
CURRENT ASSETS:
Cash	$10,402,637	$4,413,130
Lease receivables, net	72,191,028	44,795,090
Loan receivables at fair value	54,330,006	35,794,290
Prepaid expenses and other assets	4,433,570	3,300,677
Lease merchandise, net	29,358,305	29,131,440
Total current assets	170,715,546	117,434,627

Property and equipment, net	9,692,396	9,308,859
Right of use asset, net	1,042,954	1,237,010
Intangible assets, net	12,259,413	13,391,305
Other assets, net	2,589,533	2,175,215
Deferred tax asset, net	13,208,652	12,943,361
Total assets	$209,508,494	$156,490,377

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,589,866	$7,139,848
Accrued payroll and related taxes	467,596	578,197
Promissory notes to related parties, including accrued interest, and net of unamortized issuance costs of $191,163 at December 31, 2024	10,730,853	198,624
Accrued expenses	6,955,810	3,972,397
Lease liability - current portion	287,412	245,052
Total current liabilities	24,031,537	12,134,118
Loan payable under credit agreement to beneficial shareholder, net of unamortized issuance costs of $1,007,182 at December 31, 2024 and $70,780 at December 31, 2023	143,934,508	96,384,220
Promissory notes to related parties, net of unamortized issuance costs of $649,953 at December 31, 2023 and net of current portion	—	10,100,047
Loan payable under Basepoint credit agreement, net of unamortized issuance costs of $54,496 at December 31, 2024 and $92,963 at December 31, 2023	7,358,109	7,319,641
Lease liabilities, net of current portion	1,034,166	1,321,578
Total liabilities	176,358,320	127,259,604

STOCKHOLDERS’ EQUITY
Series 1 Convertible Preferred Stock, $0.001 par value - authorized 250,000 shares, issued and outstanding 170,332 shares at $5.00 stated value	851,660	851,660
Series 2 Convertible Preferred Stock, $0.001 par value - authorized 25,000 shares, issued and outstanding 21,952 shares at $1,000 stated value	21,952,000	21,952,000
Common stock, $0.0001 par value - authorized 100,000,000 shares at December 31, 2024 and 40,000,000 shares at December 31, 2023, issued 25,138,251 shares at December 31, 2024 and 21,752,304 shares at December 31, 2023	2,515	2,176
Treasury shares, at cost- 527,222 shares at December 31, 2024 and 164,029 shares at December 31, 2023	(563,991)	(166,757)
Additional paid in capital	46,911,459	42,415,894
Accumulated deficit	(36,003,469)	(35,824,200)
Total stockholders’ equity	33,150,174	29,230,773
	$209,508,494	$156,490,377

FLEXSHOPPER, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the year ended December 31,
	2024	2023
Revenues:
Lease revenues and fees, net	$106,959,906	$91,943,729
Loan revenues and fees, net of changes in fair value	28,539,495	25,031,278
Retail revenue	4,301,331	-
Total revenues	139,800,732	116,975,007

Costs and expenses:
Depreciation and impairment of lease merchandise	56,634,623	56,288,128
Loan origination costs and fees	3,063,012	6,007,598
Cost of retail revenue	3,383,704	-
Marketing	8,571,696	7,620,795
Salaries and benefits	16,977,744	12,499,099
Operating expenses	28,391,424	24,547,729
Net change in fair value of promissory note related to acquisition	-	(3,678,689)
Total costs and expenses	117,022,203	103,284,660
Operating income	22,778,529	13,690,347
Interest expense including amortization of debt issuance costs	(22,136,448)	(18,913,773)
Income/ (loss) before income taxes	642,081	(5,223,426)
Income taxes (expense)/ benefit	(821,350)	989,809
Net loss	(179,269)	(4,233,617)

Dividends on Series 2 Convertible Preferred Shares	(4,514,001)	(4,103,638)
Net loss attributable to common and Series 1 Convertible Preferred shareholders	$(4,693,270)	$(8,337,255)

Basic and diluted loss per common share:
Basic	$(0.22)	$(0.38)
Diluted	$(0.22)	$(0.38)

WEIGHTED AVERAGE COMMON SHARES:
Basic	21,534,674	21,705,406
Diluted	21,534,674	21,705,406

FLEXSHOPPER, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2024 and 2023

(unaudited)

	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(179,269)	$(4,233,617)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and impairment of lease merchandise	56,634,623	56,288,128
Other depreciation and amortization	9,607,044	7,881,110
Amortization of debt issuance costs	1,166,302	571,538
Amortization of discount on the promissory note related to acquisition	-	236,952
Compensation expense related to stock-based compensation	888,380	1,677,708
Provision for doubtful accounts	34,333,462	42,505,647
Deferred income tax	(265,291)	(929,533)
Net change in fair value of promissory note related to acquisition	-	(3,678,689)
Net changes in the fair value of loans receivables at fair value	(17,046,488)	(10,217,854)
Changes in operating assets and liabilities:
Lease receivables	(61,729,400)	(51,760,694)
Loans receivables at fair value	(1,489,228)	7,356,068
Prepaid expenses and other assets	(1,254,627)	177,169
Lease merchandise	(56,861,488)	(53,869,127)
Purchase consideration payable related to acquisition	-	208,921
Promissory note related to acquisition	-	283,266
Lease liabilities	(46,395)	(30,268)
Accounts payable	(1,549,982)	627,905
Accrued payroll and related taxes	(110,601)	267,377
Accrued expenses	2,956,805	(26,527)
Net cash used in operating activities	(34,946,153)	(6,664,520)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment, including capitalized software costs	(6,728,218)	(6,335,276)
Additions of intangible assets	(643,080)	-
Purchases of data costs	(1,779,976)	(1,225,983)
Net cash used in investing activities	(9,151,274)	(7,561,259)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loan payable under credit agreement	48,486,690	18,050,000
Repayment of loan payable under credit agreement	-	(2,795,000)
Repayment of promissory notes to related parties	-	(1,000,000)
Repayment of loan payable under Basepoint credit agreement	-	(1,500,000)
Debt issuance related costs	(1,605,446)	(115,403)
Proceeds from exercise of stock options	-	1,185
Principal payment under finance lease obligation	(4,601)	(8,465)
Tax payments associated with equity-based compensation transactions	(103,487)	-
Proceeds from rights offering, net of transaction costs	3,711,012	-
Purchase of treasury stock	(397,234)	(166,757)
Net cash provided by financing activities	50,086,934	12,465,560

INCREASE/ (DECREASE) IN CASH	5,989,507	(1,760,219)

CASH, beginning of period	4,413,130	6,173,349

CASH, end of period	$10,402,637	$4,413,130

Supplemental cash flow information:
Interest paid	$20,252,454	$17,337,292
Noncash investing and financing activities
Due date extension of warrants	$-	$917,581

Non-GAAP Financial Measures

We regularly review a number of metrics, including the following key metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions.

Adjusted EBITDA represents net income before interest, stock-based compensation, taxes, depreciation (other than depreciation of leased merchandise), amortization, and one-time or non-recurring items. We believe that Adjusted EBITDA provides us with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes.

Key performance metrics for the years ended December 31, 2024 and 2023 are as follows:

	2024	2023	$ Change	% Change
Gross Profit:
Gross lease billings and fees	$140,887,693	$131,634,768	$9,252,925	7.0
Provision for doubtful accounts	(34,333,462)	(42,505,647)	8,172,185	(19.2)
Gain on sale of lease receivables	98,179	2,814,608	(2,716,429)	(96.5)
Lease placement collections	307,496	-	307,496	-
Net lease billing and fees	$106,959,906	$91,943,729	$15,016,177	16.3
Loan revenues and fees	11,493,007	14,813,424	(3,320,417)	(22.4)
Net changes in the fair value of loans receivable	17,046,488	10,217,854	6,828,634	66.8
Net loan revenues	$28,539,495	$25,031,278	$3,508,217	14.0
Retail revenue	4,301,331	-	4,301,331	-
Total revenues	$139,800,732	$116,975,007	$22,825,725	19.5
Depreciation and impairment of lease merchandise	(56,634,623)	(56,288,128)	(346,495)	0.6
Loans origination costs and fees	(3,063,012)	(6,007,598)	2,944,586	(49.0)
Cost of retail revenue	(3,383,704)	-	(3,383,704)	-
Gross profit	$76,719,393	$54,679,281	$22,423,816	40.3
Gross profit margin	55%	47%

	2024	2023	$ Change	% Change
Adjusted EBITDA:
Net loss	$(179,269)	$(4,233,617)	$4,054,348	(95.8)
Income taxes expense/ (benefit)	821,350	(989,809)	1,811,159	(183.0)
Amortization of debt issuance costs	1,166,302	571,538	594,764	104.1
Amortization of discount on the promissory note related to acquisition	-	236,952	(236,952)	(100.0)
Other amortization and depreciation	9,607,044	7,881,110	1,725,934	21.9
Interest expense	20,970,146	18,105,282	2,864,864	15.8
Stock-based compensation	888,380	1,677,708	(789,328)	(47.0)
Adjusted EBITDA	$33,273,953	$23,249,164	$10,024,789	43.1

Key performance metrics for the three months ended December 31, 2024 and 2023 are as follows:

	Three Months Ended December 31,
	2024	2023	$ Change	% Change
Gross Profit:
Gross lease billings and fees	$34,534,844	$33,611,362	$923,482	2.7
Provision for doubtful accounts	(8,959,977)	(10,381,697)	1,421,720	(13.7)
Gain on sale of lease receivables	20,954	10,863	10,091	92.9
Lease placement collections	92,112	-	92,112	-
Net lease billing and fees	$25,687,933	$23,240,528	$2,447,405	10.5
Loan revenues and fees	2,965,564	3,070,646	(105,082)	(3.4)
Net changes in the fair value of loans receivable	5,881,114	3,959,575	1,921,359	48.5
Net loan revenues	$8,846,678	$7,030,221	$1,816,457	25.8
Retail revenue	973,683	-	973,863	-
Total revenues	$35,508,474	$30,270,749	$5,237,725	17.3
Depreciation and impairment of lease merchandise	(13,613,272)	(13,394,865)	(218,307)	1.6
Loans origination costs and fees	(667,232)	(1,129,440)	462,208	(40.9)
Cost of retail revenue	(790,199)	-	(790,199)	-
Gross profit	$20,437,771	$15,746,344	$4,691,427	29.8
Gross profit margin	58%	52%

	Three Months Ended December 31,
	2024	2023	$ Change	% Change
Adjusted EBITDA:
Net loss	$(728,416)	$354,152	$(1,082,568)	(305.7)
Income taxes expense/ (benefit)	605,800	195,438	410,362	210.0
Amortization of debt issuance costs	341,803	194,681	147,122	75.6
Amortization of discount on the promissory note related to acquisition	-	59,238	(59,238)	(100.0)
Other amortization and depreciation	2,472,471	2,206,179	266,292	12.1
Interest expense	5,580,802	4,813,168	767,634	15.9
Stock-based compensation	359,460	341,341	18,119	5.3
Adjusted EBITDA	$8,631,920	$8,164,197	$467,723	5.7

The Company refers to Adjusted EBITDA in the above tables as the Company uses this measure to evaluate operating performance and to make strategic decisions about the Company. Management believes that Adjusted EBITDA provides relevant and useful information which is widely used by analysts, investors and competitors in its industry in assessing performance.